Exhibit 10.17

INVESTMENT MANAGEMENT AGREEMENT

dated as of August 1, 2008

BY AND BETWEEN

PNMAC MORTGAGE OPPORTUNITY FUND INVESTORS, LLC,

a Delaware limited liability company

AND

PNMAC CAPITAL MANGEMENT, LLC,

a Delaware limited liability company

1.	General Duties of the Investment Manager	3
2.	No Joint Venture	6
3.	Portfolio Execution	6
4.	Compensation	7
5.	Expenses	7
6.	Co-Investment Rights; Services to Other Companies or Accounts	8
7.	Indemnification and Related Matters	9
8.	Term of Agreement; Events Affecting the Investment Manager; Survival of Certain Terms; Key Person Event	10
9.	Assignment	12
10.	Amendment of this Agreement	12
11.	Notices	12
12.	Binding Nature of Agreement; Successors and Assigns	13
13.	Entire Agreement	13
14.	Costs and Expenses	13
15.	Titles Not to Affect Interpretation	13
16.	Provisions Separable	14
17.	Governing Law	14
18.	Execution in Counterparts	14
19.	Miscellaneous	14

INVESTMENT MANAGEMENT AGREEMENT

This Investment Management Agreement (the “Agreement”), dated as of August 1, 2008, is made by and between PNMAC Mortgage Opportunity Fund Investors, LLC (the “Company”), a Delaware limited liability company, and PNMAC Capital Management, LLC (the “Investment Manager” or the “Managing Member”), a Delaware limited liability company registered as an investment adviser under the Investment Advisers Act of 1940 (the “Advisers Act”). Capitalized terms used but not otherwise defined in this Agreement shall have the meanings given to them in the Limited Liability Company Agreement of the Company dated as of August 1, 2008 (as the same may be amended from time to time, the “LLC Agreement”).

1.                   General Duties of the Investment Manager.

(a)                                 Subject to the direction and control of the Managing Member and subject to and in accordance with the terms of the LLC Agreement, the policies adopted or approved by the Managing Member and this Agreement, the Investment Manager agrees to supervise and direct the investment and reinvestment of the Assets of the Company (which term for purposes of this Section 1 Shall include the Company’s subsidiaries) and perform the duties set forth herein or in the LLC Agreement, and shall have such other powers with respect to the investment related functions of the Company as shall be delegated from time to time to the Investment Manager by the Company. The Investment Manager is hereby granted, and shall have, full power to take all actions and execute and deliver all necessary and appropriate documents and instruments on behalf of the Company in accordance with the LLC Agreement, the policies adopted or approved by the Managing Member and this Agreement. The Investment Manager shall endeavor to comply in all material respects with all applicable federal and state laws and regulations in performing its duties under this Agreement. Subject to the foregoing and the other provisions of this Agreement, and subject to the direction and control of the Managing Member, the Investment Manager is hereby appointed as the Company’s agent and attorney-in-fact with authority to negotiate, execute and deliver all documents and agreements on behalf of the Company and to do or take all related acts, with the power of substitution, to acquire, dispose of or otherwise take action with respect to or affecting the investments of the Company, including, without limitation:

(i)                                     identifying and originating investments in Portfolio Investments and Mortgage Assets (each as defined in clause (x) below) to be purchased by the Company, selecting the dates for such purchases, and purchasing or directing the purchase of such Portfolio Investments and Mortgage Assets on behalf of the Company;

(ii)                                  identifying Portfolio Investments and Mortgage Assets owned by the Company to be sold by the Company, selecting the dates for such sales, and selling such Portfolio Investments and Mortgage Assets on behalf of the Company;

(iii)                               negotiating and entering into, on behalf of the Company, documentation providing for the purchase and sale of Portfolio Investments and

Mortgage Assets, including without limitation, confidentiality agreements and commitment letters;

(iv)                              structuring the terms of, and negotiating, entering into and/or consenting to, on behalf of the Company, documentation relating to Portfolio Investments and Mortgage Assets to be purchased, held, exchanged or sold by the Company, including any amendments, modifications or supplements with respect to such documentation;

(v)                                 exercising, on behalf of the Company, rights and remedies associated with Portfolio Investments and Mortgage Assets, including without limitation, rights to petition to place an obligor or issuer in bankruptcy proceedings, to vote to accelerate the maturity of a Portfolio Investment or Mortgage Asset, to waive any default, including a payment default, with respect to a Portfolio Investment or Mortgage Asset and to take any other action which the Investment Manager deems necessary or appropriate in its discretion in connection with any restructuring, reorganization or other similar transaction involving an obligor or issuer with respect to a Portfolio Investment or Mortgage Asset, including without limitation, initiating and pursuing litigation;

(vi)                              responding to any offer in respect of Portfolio Investments and Mortgage Assets by tendering the affected Portfolio Investments and Mortgage Assets, declining the offer, or taking such other actions as the Investment Manager may determine;

(vii)                           exercising all voting, consent and similar rights of the Company on its behalf and advising the Company with respect to matters concerning the Portfolio Investments and Mortgage Assets;

(viii)                        advising and assisting the Company with respect to the valuation of the Portfolio Investments and Mortgage Assets;

(ix)                              retaining legal counsel and other professionals (such as financial advisers) to assist in the structuring, negotiation, documentation, administration and modification and restructuring of Portfolio Investments and Mortgage Assets; and

(x)                                 purchasing from time to time:

(A)                               residential mortgage whole loans (whether performing, sub-performing, non-performing or otherwise), pools of such loans, homebuilder loans and multi-family mortgages and real estate owned properties acquired by the Company (or a subsidiary) as a result of foreclosures of mortgage loans that it (or a subsidiary) is unable to restore to performing status (collectively, “Mortgage Assets”);

(B)                               mortgage-related securities and financial instruments and other securities and financial instruments, including, but not limited to:

(I)                                   tranches of asset-backed securities, mortgage-backed securities (“MBS”), and residential mortgage-backed securities;

(II)                              mortgage-related derivatives, including, but not limited to, credit default swaps, options, futures and derivatives on MBS, including, but not limited to, interest-only securities and principal-only securities;

(III)                         equity interests in any of the foregoing or in entities that primarily hold such assets;

(IV)                          policies, instruments and agreements related to mortgage insurance or reinsurance risk;

(V)                               similar commercial real estate finance assets; and

(VI)                          hedging instruments that include U.S. Treasury securities, options and futures, as well as MBS issued by government-sponsored enterprises (assets described in this paragraph (B), collectively, “Portfolio Investments”).

(b)                                 In addition to the authority granted to the Investment Manager in Section 1(a) of this Agreement, the Company hereby makes, constitutes and appoints the Investment Manager, with full power of substitution, as its true and lawful agent and attorney-in-fact, with full power and authority in its name, place and stead, in accordance with the terms of this Agreement (i) to sign, execute, certify, swear to, acknowledge, deliver, file, receive and record any and all documents which the Investment Manager reasonably deems necessary or appropriate in connection with its investment management duties under this Agreement and (ii) to (A) subject to any policies adopted by the Managing Member with respect thereto, exercise in its discretion any voting or consent rights associated with any securities, instruments or obligations included in the Company’s Assets, (B) execute proxies, waivers, consents and other instruments with respect to such securities, instruments or obligations, (C) endorse, transfer or deliver such securities, instruments and obligations and (D) participate in or consent (or decline to consent) to any modification, work-out, restructuring, bankruptcy proceeding, class action, plan of reorganization, merger, combination, consolidation, liquidation or similar plan or transaction with regard to such securities, instruments and obligations. To the extent permitted by applicable law, this grant of power of attorney is irrevocable and coupled with an interest, and it shall survive and not be affected by the subsequent dissolution or bankruptcy of the Company; provided that this grant of power of attorney will expire, and the Investment Manager will cease to have any power to act as the Company’s attorney-in-fact, upon termination of this Agreement in accordance with its terms. The Company shall execute and deliver to the Investment Manager all such other powers of attorney, proxies, dividend and other orders, and all such instruments, as the Investment Manager may reasonably request for the purpose of enabling the Investment Manager to exercise the rights and powers which it is entitled to exercise pursuant to this Agreement. Each of the Investment Manager and the Company shall take such other actions, and furnish such certificates, opinions and other documents, as may be reasonably requested by the other party hereto in order to effectuate the purposes of this Agreement and to facilitate compliance with applicable laws and regulations and the terms of this Agreement.

(c)                                  The Investment Manager shall act in conformity with the written instructions and directions of the Managing Member, except to the extent that authority has been delegated to the Investment Manager pursuant to the terms of this Agreement and the LLC Agreement. The Investment Manager will not be bound to follow any amendment to the LLC Agreement until it has received written notice thereof and until it has received a copy of the amendment from the Company; provided that if any such amendment materially and adversely affects the rights or duties of the Investment Manager, the Investment Manager shall not be obligated to respect or comply with the terms of such amendment unless it consents thereto. The Company agrees that it shall not permit any amendment to the LLC Agreement that materially and adversely affects the rights or duties of the Investment Manager to become effective unless the Investment Manager has been given prior written notice of such amendment and has consented thereto in writing.

(d)                                 The Investment Manager may, with respect to the affairs of the Company, consult with such legal counsel, accountants and other advisors as may be selected by the Investment Manager. The Investment Manager shall be fully protected, to the extent permitted by applicable law, in acting or failing to act hereunder if such action or inaction is taken or not taken in good faith by the Investment Manager in accordance with the advice or opinion of such counsel, accountants or other advisors. The Investment Manager shall be fully protected in relying upon any writing signed in the appropriate manner with respect to any instruction, direction or approval of the Company and may also rely on opinions of the Investment Manager’s counsel with respect to such instructions, directions and approvals. The Investment Manager shall also be fully protected when acting upon any instrument, certificate or other writing the Investment Manager believes in good faith to be genuine and to be signed or presented by the proper person or persons. The Investment Manager shall be under no duty to make any investigation or inquiry as to any statement contained in any such writing and may accept the same as conclusive evidence of the truth and accuracy of the statements therein contained if the Investment Manager in good faith believes the same to be genuine.

2.                   No Joint Venture.

Nothing in this Agreement shall be deemed to create a joint venture or partnership between the parties with respect to the arrangements set forth in this Agreement. For all purposes hereof, the Investment Manager shall be deemed to be an independent contractor and, unless otherwise provided herein or specifically authorized by the Company from time to time, shall have no authority to act for or represent the Company.

3.                   Portfolio Execution.

The Investment Manager shall effect all purchases and sales of securities in a manner consistent with the principles of best execution, taking into account net price (including commissions) and execution capability and other services which the broker or other intermediary may provide. In this regard, the Investment Manager may effect transactions which cause the Company to pay a commission in excess of a commission which another broker or other intermediary would have charged; provided, however, that the Investment Manager shall have first determined that such commission is reasonable in relation to the value of the brokerage or research services performed by that broker or other intermediary or that the Company is the sole beneficiary of the services provided.

4.                   Compensation.

(a)                                 The Company agrees to pay to the Investment Manager and the Investment Manager agrees to accept as compensation for services rendered by the Investment Manager as such, a base fee (the “Management Fee”), which is accrued at the end of each month and is payable quarterly in arrears at an annual rate equal to (i) during the Commitment Period, an annualized rate of two percent (2.00%) of the total Capital Commitments and (ii) thereafter, an annualized rate of two percent (2.00%) of the Company’s net asset value so long as such amount does not exceed two percent (2.00%) of the aggregate Capital Contributions to the Company. The Management Fee shall be prorated for any partial payment period.

(b)                                 In addition to the Base Management Fee, the Company agrees to allocate and distribute to the Managing Member amounts in accordance with Section 8.1(b)(iii) and (iv) of the LLC Agreement.

5.                   Expenses.

The Company will be responsible for paying the compensation of the Investment Manager and the Managing Member, due diligence, negotiation and broken deal expenses, fees and expenses of custodians, administrators, transfer and distribution agents, counsel and directors, insurance, filings and registrations, proxy expenses, expenses of communications to investors, interest, taxes, portfolio transaction expenses, indemnification, litigation and other extraordinary expenses and such other expenses as the Investment Manager is not obligated to provide (such as services the Investment Manager is required to supervise, review or coordinate) and as are approved by the Managing Member as being reasonably related to the organization, offering, capitalization, operation, regulatory compliance or administration of the Company and any portfolio investments. Expenses associated with the general overhead of the Investment Manager will not be covered by the Company. Notwithstanding the foregoing, the Company will bear the costs and expenses of the Managing Member and the Investment Manager as set forth in Section 9.3 of the LLC Agreement, which provisions may not be amended without the Investment Manager’s written consent. On behalf of the Company, the Investment Manager may advance payment of any such fees and expenses of the Company, and the Company shall reimburse the Investment Manager therefor within 30 days following written request from the Investment Manager. Nothing in this Section 5 shall limit the ability of the Investment Manager to be reimbursed by any Person (including issuers or obligors of securities, instruments or obligations owned by the Company) for out-of-pocket expenses incurred by the Investment Manager in connection with the performance of services hereunder. The Investment Manager shall maintain complete and accurate records with respect to costs and expenses and shall furnish the Company with receipts or other written vouchers with respect thereto upon request of the Company.

6.                   Co-Investment Rights; Services to Other Companies or Accounts.

(a)                                 During the Commitment Period, where appropriate and feasible, as determined by the Investment Manager in its sole discretion, the Investment Manager may, but will not be obligated to, offer available co-investment opportunities in assets eligible for purchase by the Company or PNMAC Mortgage Opportunity Fund, L.P. (the “Portfolio Partnership”) to Members, members of PNMAC Mortgage Opportunity Fund, LLC (the “Onshore Fund”), shareholders of PNMAC Mortgage Opportunity (Offshore) Fund, Ltd. (the “Offshore Fund”) and common partners of the Portfolio Partnership prior to making such opportunities available to others, on such terms and conditions as are determined by the Investment Manager. The Investment Manager may, but will not be obligated to, receive a carried interest or a management fee in respect of any such co-investment opportunities. Any amounts contributed by any such Member in respect of a co-investment opportunity will not reduce the Unfunded Commitment of such Member. For purposes of this Agreement, co-investment opportunities refer to investment opportunities that exceed the amount the Investment Manager determines its clients should invest in.

(b)                                 The Company may, as determined by the Investment Manager in its sole discretion, also provide co-investment opportunities to persons who are not investors in the Investment Manager’s clients. Any co-investment opportunities provided by the Investment Manager will be on such terms and conditions as the Investment Manager, in its sole discretion, may determine.

(c)                                  The Investment Manager may manage one or more additional investment vehicles or client accounts (“Other Accounts”) to invest in assets eligible for purchase by the Company or the Portfolio Partnership including, but not limited to, PNMAC Mortgage Opportunity Institutional Fund, LLC, the Portfolio Partnership, the Offshore Fund and the Onshore Fund. Each Other Account will also hold its final closing (or otherwise close to new investments) on or prior to January 2, 2009 and will participate in investments eligible for purchase by the Company or the Portfolio Partnership and such Other Account in accordance with the allocation policy of the Investment Manager. After January 2, 2009 and until the earlier of (i) the termination of the Commitment Period and (ii) such time that at least 75% of the aggregate Capital Commitments of the Company have been funded or reserved for investments in process at the end of the Commitment Period, expenses (including the Management Fee) or reserves, neither Private National Mortgage Acceptance Company, LLC nor the Investment Manager may form a new investment fund or account (collectively, “Successor Funds”) with investment objectives that are substantially similar to those of the Company. Notwithstanding the foregoing, Private National Mortgage Acceptance Company, LLC or the Investment Manager may form one or more Successor Funds for the purpose of investing in one or more investment opportunities where the capital necessary to acquire such assets exceeds the available capital of the Company and its clients, or where the Investment Manager determines that acquiring the entire interest in such assets would not be in the best interest of the Company and such other clients, taking into account diversification and Company investment goals. If a Successor Fund is formed to invest in specific investment opportunities under such circumstances, in addition to any investment that may be made by the Company, the Investment Manager will offer Members, and other direct and indirect investors in the Company and the Other Accounts, the opportunity to invest in such Successor Fund. Any amounts contributed by a Member in respect of such Successor Fund will not reduce the Unfunded Commitment of such Member.

(d)                                 To the extent that the Investment Manager manages Other Accounts or Successor Funds (other than those created to invest in specific opportunities) that follow an investment strategy substantially similar to that followed by the Company during the overlap of the Commitment Period and the investment periods of such Other Accounts or Successor Funds (and subject to the considerations and limitations described in “Co-Investment Rights”), all investment opportunities that are consistent with the investment objectives of the Company, on the one hand, and the Other Accounts or Successor Funds, on the other hand, will be allocated among the Company and the Other Accounts and such Successor Funds, generally pro rata based upon relative amounts of investment capital (including undrawn capital commitments) available for new investments by the Company and each of the other relevant accounts or in alternation such that allocations among client accounts are fair and equitable over time; provided that the Investment Manager, in its sole discretion, may allocate such investment opportunities in any other manner that it deems to be fair and equitable.

7.                   Indemnification and Related Matters.

(a)                                 Except as otherwise required by law, none the Investment Manager or any of its respective Affiliated Persons, directors, officers, employees, shareholders, managers, members, assigns, representatives or agents (each, an “Indemnified Person” and, collectively, the “Indemnified Persons”) shall be liable, responsible or accountable in damages or otherwise to the Company, any Member or any other Person for any loss, liability, damage, settlement cost, or other expense (including reasonable attorneys’ fees) incurred by reason of any act or omission or any alleged act or omission performed or omitted by such Indemnified Person (other than solely in such Indemnified Person’s capacity as a Member, if applicable) in connection with the establishment, management or operations of the Company or the management of its Assets except that the foregoing exculpation shall not extend to any act or failure to act constituting bad faith, willful misfeasance, gross negligence or reckless disregard of the Indemnified Person’s duty to the Company or such Partner, as the case may be (such conduct, “Disabling Conduct”).

(b)                                 To the fullest extent permitted by applicable law, each of the Indemnified Persons shall be held harmless and indemnified by the Company (out of the Assets (including, without limitation, the Unfunded Commitments) and not out of the separate assets of any Member) against any liabilities and expenses, including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and reasonable counsel fees reasonably incurred by such Indemnified Person in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, before any court or administrative or investigative body in which such Indemnified Person may be or may have been involved as a party or otherwise (other than as authorized by the Managing Member as the plaintiff or complainant) or with which such Indemnified Person may be or may have been threatened, while acting in such Person’s capacity as an Indemnified Person, except with respect to any matter as to which such Indemnified Person shall not have acted in good faith in the reasonable belief that such Person’s action was in the best interest of the Company or, in the case of any criminal proceeding, as to which such Indemnified Person shall have had reasonable cause to believe that the conduct was unlawful, provided, however, that an Indemnified Person shall only be indemnified hereunder if (i) such Indemnified Person’s activities do not constitute Disabling Conduct and (ii) there has been a determination (A) by a final decision on the merits by a court or other body of competent jurisdiction before whom the issue of entitlement to indemnification was brought that such Indemnified Person is entitled to indemnification or, (B) in the absence of such a decision, by independent legal counsel in a written opinion that concludes that the Indemnified Person should be entitled to indemnification. Notwithstanding the foregoing, with respect to any action, suit or other proceeding voluntarily prosecuted by any Indemnified Person as plaintiff, indemnification shall be mandatory only if the prosecution of such action, suit or other proceeding by such Indemnified Person was authorized by the Managing Member. All determinations to make advance payments in connection with the expense of defending any proceeding shall be authorized and made in accordance with the immediately succeeding paragraph (c) below.

(c)                                  The Company shall make advance payments in connection with the expenses of defending any action with respect to which indemnification might be sought hereunder if the Company receives a written affirmation by the Indemnified Person of the Indemnified Person’s good faith belief that the standards of conduct necessary for indemnification have been met and a written undertaking to reimburse the Company unless it is subsequently determined that such Indemnified Person is entitled to such indemnification and if the Managing Member determines that the applicable standards of conduct necessary for indemnification appear to have been met. In addition, at least one of the following conditions must be met: (i) the Indemnified Person shall provide adequate security for his undertaking, (ii) the Company shall be insured against losses arising by reason of any lawful advances, or (iii) independent legal counsel in a written opinion, shall conclude, based on a review of readily available facts (as opposed to a full trial-type inquiry), that there is substantial reason to believe that the Indemnified Person ultimately will be found entitled to indemnification.

(d)                                 The rights accruing to any Indemnified Person under these provisions shall not exclude any other right to which such Indemnified Person may be lawfully entitled.

(e)                                  Each Indemnified Person shall, in the performance of its duties, be fully and completely justified and protected with regard to any act or any failure to act resulting from reliance in good faith upon the books of account or other records of the Company, upon an opinion of counsel, or upon reports made to the Company by any of the Company’s officers or employees or by any advisor, administrator, manager, distributor, selected dealer, accountant, appraiser or other expert or consultant selected with reasonable care by the Investment Manager, officers or employees of the Company.

8.                   Term of Agreement; Events Affecting the Investment Manager; Survival of Certain Terms; Key Person Event.

(a)                                 This Agreement shall become effective as of the date hereof and, unless sooner terminated by the Company or Investment Manager as provided herein, shall continue in effect for a period of two years. Thereafter, if not terminated, this Agreement shall continue in effect with respect to the Company for successive periods of 12 months. Notwithstanding the foregoing, this Agreement may be terminated (iii) by the Company at any time, without the payment of any penalty, upon giving the Investment Manager 60 days’ notice (which notice may be waived by the Investment Manager), provided that such termination by the

Company shall be directed or approved by the vote of a majority of the aggregate Capital Commitments of the Company (excluding the Capital Commitments with respect to the Investment Manager, its affiliates or any employee of the foregoing) or (iv) by the Investment Manager on 60 days’ written notice (which notice may be waived by the Company).

(b)                                 A “Key Person Event” will occur if fewer than three Principals remain involved in the management and decision making of the Investment Manager at any time during the Commitment Period. Upon the occurrence of a Key Person Event, the Investment Manager will promptly notify the Advisory Committee and the Members and the Commitment Period will be suspended (the “Suspension Period”). The Investment Manager will seek to promptly present to the Advisory Committee in writing for its consideration the name of one or more persons the Investment Manager believes possess skills reasonably comparable to the departed Principal (or Principals) and should replace the departed Principal (or Principals) (a person having such skills being a “Replacement Principal”). Upon approval of the Replacement Principal (or Replacement Principals) by a majority of the Advisory Committee, any Suspension Period will immediately terminate. In the event that a majority of the Advisory Committee does not approve the Replacement Principal (or Replacement Principals), any Suspension Period will continue and, if the number of remaining initial and approved Replacement Principals is not at least three on or prior to 90 days after the occurrence of the Key Person Event, the Company, by the affirmative vote of Members representing a simple majority of the aggregate Capital Commitments will appoint a liquidator, which may be the Investment Manager, to liquidate the Company in such a manner, and over such reasonable period of time, so as to maximize returns to Members. Such person will have the exclusive power and authority to wind up the affairs of the Company and commence the orderly liquidation and distribution (including distributions in kind) of the Company’s assets in accordance with the terms of this Agreement. For purposes of the foregoing, a “Principal” means Stanford L. Kurland, David A. Spector, Michael L. Muir, James S. Furash and Scott D. Anderson and any other person selected by the Investment Manager and approved by the Advisory Committee, as described above.

(c)                                  Notwithstanding anything herein to the contrary, Sections 5, 7 and this Section 8 of this Agreement shall survive any termination hereof.

(d)                                 From and after the effective date of termination of this Agreement, the Investment Manager and its Affiliated Persons shall not be entitled to compensation for further services hereunder, but shall be paid all compensation and reimbursement of expenses accrued to the date of termination. Upon such termination, and upon receipt of payment of all compensation and reimbursement of expenses owed, the Investment Manager shall as soon as practicable (and in any event within 90 days after such termination) deliver to the Company all property (to the extent, if any, that the Investment Manager has custody thereof) and documents of the Company or otherwise relating to the Assets of the Company then in the custody of the Investment Manager (although the Investment Manager may keep copies of such documents for its records). The Investment Manager agrees to use reasonable efforts to cooperate with any successor investment manager in the transfer of its responsibilities hereunder, and will, among other things, provide upon receipt of a written request by such successor investment manager any information available to it regarding any Assets of the Company. The Investment Manager agrees that, notwithstanding any termination, it will reasonably cooperate in any proceeding arising in connection with this Agreement or any Investment (excluding any such proceeding in which claims are asserted against the Investment Manager or any Affiliated Person of the Investment Manager) upon receipt of appropriate indemnification and expense reimbursement.

9.                   Assignment

(a)                                 The Investment Manager may not, directly or indirectly, assign (as such term is defined in the Advisers Act) all or any part of its rights and duties under this Agreement to any Person without the prior written consent of the Company, provided that (x) the Investment Manager shall have the right to assign its rights and/or obligations herein in their entirety to a Person that, following such assignment, is controlled by, controls, or is under common control with the Investment Manager (or its approved successors) and (y) that such assignee assumes all of the duties and responsibilities of the Investment Manager in connection therewith.

(b)                                 The Company may not, directly or indirectly, assign (as such term is defined in the Advisers Act and the rules thereunder) all or any part of its rights and duties under this Agreement to any Person without the prior written consent of the Investment Manager; provided, however, that if the Company mails to the Investment Manager a notice of its intent to assign (as such term is defined in the Advisers Act and the rules thereunder) all or any part of its rights and duties under this Agreement and such notice is not objected to within 30 days of mailing, then the Company shall be deemed to have the requisite consent to assign (as such term is defined in the Advisers Act and the rules thereunder) all or any part of its rights and duties under this Agreement to the Person stated in such notice.

(c)                                  Notwithstanding any other provision of this Agreement, the Investment Manager shall not assign (as such term is defined in the Advisers Act) any of its rights or duties hereunder except with such approval as may be required under the Advisers Act.

10.            Amendment of this Agreement.

No provision of this Agreement may be amended, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the amendment, waiver, discharge or termination is sought.

11.            Notices.

Unless expressly provided otherwise herein, any notice, request, direction, demand or other communication required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given, made and received if sent by hand or by overnight courier, when personally delivered, if sent by telecopier, when receipt is confirmed by telephone, or if sent by registered or certified mail, postage prepaid, return receipt requested, when actually received if addressed as set forth below:

(a)                                 If to the Company:

PNMAC Mortgage Opportunity Fund Investors, LLC

Attn: Jeff Grogin

27001 Agoura Road, Suite 350

Calabasas, CA 31301

Tel: (310) 224-7050

Fax: (310) 999-9214

(b)                                 If to the Investment Manager:

PNMAC Capital Management, LLC

Attn: Jeff Grogin

27001 Agoura Road, Suite 350

Calabasas, CA 31301

Tel: (310) 224-7050

Fax: (310) 999-9214

(c)                          If to any of the Members in the Company, as provided in the LLC Agreement.

Either party to this Agreement may alter the address to which communications or copies are to be sent to it by giving notice of such change of address in conformity with the provisions of this Section 11. Other addresses set forth in this Section 11 shall be changed only with the consent of the relevant addressee.

12.            Binding Nature of Agreement; Successors and Assigns.

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns as provided herein.

13.            Entire Agreement.

This Agreement contains the entire agreement and understanding between the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.

14.            Costs and Expenses.

The costs and expenses (including the fees and disbursements of counsel and accountants) incurred in connection with the negotiation, preparation and execution of this Agreement, and all matters incident thereto, shall be borne by the Company.

15.            Titles Not to Affect Interpretation.

The titles of sections contained in this Agreement are for convenience only, and they neither form a part of this Agreement nor are they to be used in the construction or interpretation hereof.

16.            Provisions Separable.

The provisions of this Agreement are independent of and separable from each other, and, to the extent permitted by applicable law, no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

17.            Governing Law.

This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware and, to the extent inconsistent therewith, the Advisers Act.

18.            Execution in Counterparts.

This Agreement may be executed in separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.

19.            Miscellaneous

The Company hereby acknowledges receipt, in accordance with Rule 204-3(b) under the Advisers Act, Part II of the Investment Manager’s Form ADV 48 hours prior to executing this Agreement.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

PNMAC CAPITAL MANAGEMENT, LLC

By:	/s/ Jeff Grogin
Jeff Grogin, Secretary

PNMAC MORTGAGE OPPORTUNITY FUND INVESTORS, LLC

By:	/s/ Jeff Grogin
Jeff Grogin
Secretary